                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                            PAPER WAREHOUSE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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

                              PAPER WAREHOUSE, INC.

                            SOLICITATION OF CONSENTS
       FROM THE HOLDERS OF 9% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2005

         Paper Warehouse, Inc., subject to the terms and conditions set forth in this consent solicitation statement, is seeking your consent in writing to the following proposals:

         (1) your approval of the First Supplemental Indenture to the Indenture dated July 20, 1999 between Paper Warehouse, Inc. and Norwest Bank Minnesota, N.A., as trustee, which will amend the indenture to:

         - replace the definition of "consolidated tangible net worth" in the covenants relating to that definition with the definition of "consolidated net worth"; and

         -        increase the interest rate from 9.0% to 10.5% per year; and

         (2) your waiver of any and all defaults, including any events of default as defined in the indenture, that currently exist under the indenture as a result of our breach of the net worth covenant and our breach of any other covenants incorporating the definition of "consolidated tangible net worth", and the consequences of these defaults.

         This consent solicitation statement explains in more detail below the reasons for, and the effects of, your consent to these proposals. Please read this statement and related materials carefully and in their entirety.

         We are trying to induce you to approve these proposals by including in the proposed amendments an interest rate increase. We will also pay to each holder of debentures from whom we receive a duly executed consent that is not revoked a cash payment of $10.00 for each $1,000 principal amount of the holder's debentures. This payment will be made as soon as practicable after the execution and delivery of a supplemental indenture. THE INTEREST RATE WILL NOT BE INCREASED AND NO CASH PAYMENTS WILL BE MADE UNLESS BOTH PROPOSALS ARE APPROVED. HOLDERS WHO DO NOT TIMELY CONSENT TO THE PROPOSALS WILL NOT BE ELIGIBLE TO RECEIVE THIS PAYMENT EVEN THOUGH THE AMENDMENTS TO THE INDENTURE (INCLUDING THE INTEREST RATE INCREASE) AND WAIVER OF DEFAULTS, IF APPROVED THROUGH THE RECEIPT OF THE REQUISITE CONSENTS, WILL BE BINDING ON THEM.

         THE BOARD OF DIRECTORS HAS APPROVED BOTH OF THE PROPOSALS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT AND RECOMMENDS THAT YOU CONSENT TO BOTH OF THEM AS WELL. Neither proposal will be approved unless BOTH are approved. The consent of the holders of more than 50% of the aggregate principal amount of the debentures outstanding as of the record date (which are not revoked) is necessary to approve each of the proposals. Only debenture holders, as registered on the trustee's list of debenture holders as of April 30, 2000, are entitled to give or withhold their consent to the above proposals.

         A form of consent is enclosed for the purpose of giving or withholding your consent to the proposals. Your consent to these proposals is important. PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED CONSENT FORM AS SOON AS POSSIBLE IN THE ENCLOSED, POSTAGE PREPAID ENVELOPE. WE REQUEST THAT ALL CONSENTS BE RETURNED AS PROMPTLY AS POSSIBLE AND, IN ANY EVENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON MAY 31, 2000. Your prompt attention to this matter will be greatly appreciated.

         Regardless of whether the proposals are approved, the debentures will continue to be outstanding in accordance with all other terms of the debentures and the indenture. The changes sought to be effected by the amendments will not alter our obligation to pay the principal of and interest on the debentures, the convertibility of the debentures or alter the redemption terms or maturity date thereof.


        The date of this consent solicitation statement is May 10, 2000.

                                   THE COMPANY

         Paper Warehouse is a growing chain of retail stores specializing in party supplies and paper goods. As of January 28, 2000, we had 149 stores, including 102 company-owned stores and 47 franchise stores. These stores are conveniently located in major retail trade areas to provide customers with easy access. We operate these stores under the names PAPER WAREHOUSE and PARTY UNIVERSE and operate a web site under the name PARTYSMART.COM.

         Through our 8,500 square foot superstore prototype, we offer a comprehensive selection of over 19,000 different products, offering customers the convenience of one-stop shopping for all of their party supplies and paper goods needs. Our merchandise is organized by party themes. The prominent signage, wide aisles, knowledgeable staff and depth of product offerings allow customers to coordinate various merchandise offerings for all party occasions. We believe that our extensive product selection and high in-stock positions stimulate customers to purchase additional products.

         Our principal executive offices are located at 7630 Excelsior Boulevard, Minneapolis, Minnesota 55426. Our telephone number is (952) 936-1000.

         For additional information about our company, our business, our financial condition and information about our executive officers and directors, we urge you to read our 1999 Annual Report on Form 10-K, which is included together with this consent solicitation statement.

                       BACKGROUND OF CONSENT SOLICITATION

         On July 20, 1999, we sold $4.0 million in principal amount of our 9% convertible subordinated debentures due 2005, at $1,000 per debenture. The debentures mature and their principal is payable on September 15, 2005. They bear interest at a rate of 9% per year. Interest payments are made under the debentures on the 15th day of each December, March, June and September. Since issuing the debentures, we have made all required interest payments.

         The debentures are convertible into shares of our common stock initially at the price of $3.00 per share, or an aggregate of 1,333,333 shares. They are unsecured obligations, and your right to payment is subordinated in right of payment to all of our senior indebtedness. We have the right to redeem the debentures after July 20, 2002. You may require us to repurchase the debentures if we experience a change of control. Since issuing the debentures, we have not experienced a change of control. The debentures are not listed on any securities exchange or quoted on the Nasdaq Stock Market or any over-the-counter market. Although the debentures were registered under Section 12(g) of the Exchange Act of 1934, we filed a Form 15 terminating this registration in March 2000 (which will become effective in June 2000). The debentures were initially registered under the Exchange Act because of an expectation that there would be over 500 registered holders of the debentures. Since the debentures are currently held by fewer than 300 registered holders, they are not required to be registered under the Exchange Act. The deregistration of the debentures under Exchange Act will not adversely affect your ability to freely trade the debentures.

         The debentures are governed by the terms of an indenture between the trustee and us. The indenture provides, among other things, that we must comply with certain financial covenants. One financial covenant is set forth in section 1010 of the indenture and provides that we must at all times keep and maintain a consolidated tangible net worth of at least $7.0 million plus 50% of positive consolidated net income earned after January 29, 1999. The indenture defines "consolidated tangible net worth" as our consolidated stockholders' equity, less any portion of stockholders' equity attributable to intangible assets and prepaid expenses.

         Our calculation of these financial covenants based on our balance sheet for our fiscal year ended January 28, 2000 indicates that we were in breach of the net worth covenant as of that date. The primary reason we are in breach of this covenant is a pre-tax repositioning charge of approximately $4.0 million we took in the fourth quarter of our 1999 fiscal year. This charge includes reserves related to the net remaining lease obligations on four stores to be closed and one store to be re-located, and reserves associated with the change in the estimate for the net remaining lease obligations on four previously closed stores. This charge also reflects a write-down of assets related to these stores and an impairment loss on assets related to our e-commerce business. This charge is explained in greater detail in note 4 to our financial statements on pages F-10 to F-11 of our 1999 Annual Report on Form 10-K, which is included together with this consent solicitation statement.

         Our stockholders' equity as of January 28, 2000 was approximately $9.6 million. We had as of this date a deferred tax asset of $3.4 million and prepaid expenses and other intangible assets (including debt issuance costs, goodwill, security deposits and trademarks) of $2.4 million. As a result, our consolidated tangible net worth as of January 28, 2000 was $3.8 million.

         Under section 501(3) of the indenture, this breach will be considered an "event of default" if it continues until June 11, 2000. If this breach was to become an "event of default," the indenture trustee or holders owning at least 25% in principal amount of the outstanding debentures would be able to declare all of $4.0 million of outstanding debentures to be immediately due and payable.

                                  THE PROPOSALS

         Set forth below is a summary description of the proposed amendments to the indenture contained in the supplemental indenture and the waiver we are requesting of all prior defaults under the indenture as a result of our breach of the net worth covenant and any other covenants incorporating the definition of "consolidated tangible net worth." Because it is a summary, it does not include all of the information that is included in the supplemental indenture and the applicable provisions of the indenture. The text of the supplemental indenture, which is attached as APPENDIX A to this consent solicitation statement, is incorporated into this section by reference. The text of the relevant provisions from the indenture, which is attached as APPENDIX B to this consent solicitation statement, is also incorporated into this section by reference. We encourage you to read the supplemental indenture and relevant indenture provisions carefully and in their entirety.

PROPOSED AMENDMENT TO REPLACE THE DEFINITION OF CONSOLIDATED TANGIBLE NET WORTH

         The indenture allows the trustee and us, with the consent of the holders of more than 50% of the aggregate principal amount of our outstanding debentures, to modify the indenture in the form of a supplemental indenture. We are asking you to approve the first supplemental indenture in substantially the form attached as Appendix A to this consent solicitation statement pursuant to which we have replaced the definition of "consolidated tangible net worth" in the covenants relating to that definition with the definition of "consolidated net worth."

         Currently, consolidated tangible net worth is defined in section 101 of the indenture as follows:

         "Consolidated Tangible Net Worth" means, with respect to any Person at any date of determination, the Consolidated stockholders' equity represented by the shares of such Person's capitalized stock outstanding as such date, as determined on a Consolidated basis in accordance with GAAP less any portion of such stockholders' equity attributable to intangible assets as determined in accordance with GAAP and prepaid expenses.

         The supplemental indenture will replace the definition of "consolidated tangible net worth" with the following definition of "consolidated net worth":

         "Consolidated Net Worth" means, with respect to any Person at any date of determination, the Consolidated stockholders' equity represented by the shares of such Person's capitalized stock outstanding as such date, as determined on a Consolidated basis in accordance with GAAP.

PROPOSED AMENDMENT TO INCREASE INTEREST RATE

         In order to induce you to approve the supplemental indenture revising the definition of consolidated tangible net worth, we are also proposing to amend the indenture to increase the interest rate on the debentures from 9.0% per year to 10.5% per year, effective as of September 15, 2000. Under the current terms of the indenture and your debentures, your debentures accrue interest at an annual rate of 9.0%. We pay the interest quarterly on the 15th day of December, March, June and September. We also pay all accrued interest upon the conversion, redemption or repurchase of your debentures.

         Because we have chosen to propose an increase in the interest rate to 10.5%, the modifications included in the supplemental indenture are anticipated, under the regulations of the Internal Revenue Service, to result in a constructive exchange of a "new" debenture for your outstanding debenture, with potential income tax consequences. We refer you to the discussion under the heading "Certain Federal Income Tax Consequences," beginning on page 10.

         If our debenture holders approve BOTH the amendments to the indenture and the waiver of defaults (explained below), the interest rate on your debentures will increase from 9.0% per year to 10.5% per year for the remaining term of your debenture. For example, if you hold debentures in the principal amount of $100,000, we would pay you on a quarterly basis interest of $10,500 per year rather than $9,000 per year.

WAIVER OF DEFAULTS

         Because we have continued to be in default of the financial covenant relating to our net worth since January 28, 2000, our fiscal year end, we are also asking you to waive any and all defaults, including any events of default as defined in the indenture, that currently exist under the indenture as a result of our breach of the net worth covenant in section 1010 of the indenture and our breach of any other covenants incorporating the definition of "consolidated tangible net worth", and the consequences of these defaults. The indenture permits the holders of more than 50% of the aggregate principal amount of our outstanding debentures to waive any past default under the indenture and its consequences. Upon any such waiver, the default so waived will cease to exist and any event of default arising from the default will be deemed to have been cured for every purpose of the indenture. This waiver, however, will not extend to any subsequent default or impair any right consequent thereon.

         Pursuant to section 501(3) of the indenture, a default under section 1010 of the indenture will be considered to be an "event of default" under the indenture if our debenture holders do not waive the default before June 11, 2000.

         If an "event of default" has occurred under the indenture and is continuing, the trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding debentures may, and the trustee upon request of the debenture holders of not less than 25% in principal amount of the outstanding debentures must, declare all amounts outstanding on the debentures to be immediately due and payable. In addition, the trustee and debenture holders may pursue all other remedies available under the indenture and applicable law, such as the commencement of collection actions or judicial proceedings.

ANTICIPATED EFFECT OF THE PROPOSED AMENDMENTS AND WAIVER AND POTENTIAL BENEFITS TO DEBENTURE HOLDERS

         AMENDMENT TO REPLACE DEFINITION OF CONSOLIDATED TANGIBLE NET WORTH. The primary effect of amending the indenture to replace the definition of "consolidated tangible net worth" in the covenants relating to that definition with the definition of "consolidated net worth" is to cause our company not to be in breach of the financial covenant relating to net worth in the indenture. However, if we continue to generate losses, we could in the future breach this or other financial covenants included in the indenture.

         AMENDMENT TO INCREASE INTEREST RATE. The proposed amendment to the indenture increasing the interest rate on your debentures from 9.0% to 10.5% per year will result in your receipt of higher quarterly interest payments on the 15th day of December, March, June and September, as well as a higher accrued interest payment upon the conversion, redemption or repurchase of your debentures. Interest paid on your debentures will be included in your income as ordinary income at the time it is received or accrued, in accordance with your regular method of tax accounting. The proposed increase in the interest rate will result in a higher interest expense for us. We refer you to the discussion under the heading "Certain Federal Income Tax Consequences," beginning on page 10.

         WAIVER OF PAST DEFAULTS. Your consent to the waiver of any and all defaults, including any events of default as defined in the indenture, that currently exist under the indenture as a result of our breach of the net worth covenant in section 1010 of the indenture and our breach of any other covenants incorporating the definition "consolidated tangible net worth" will cause these defaults to cease to exist and will forever eliminate your right to accelerate the indebtedness under the debentures as a result of these waived defaults. Your consent, however, will not extend to any subsequent defaults under the indenture or impair any consequent rights arising from any subsequent defaults.

         By waiving any and all defaults, including any events of default as defined in the indenture, that currently exist under the indenture as a result of our breach of the net worth covenant of section 1010 of the indenture and our breach of any other covenants incorporating the definition of "consolidated tangible net worth", and the consequences of these defaults, you are taking the risk that our company will have sufficient assets to repay the debentures upon maturity or upon a subsequent event of default. Although we do not currently have readily available financial resources to repay the debentures at this time, it nevertheless is possible that if our financial condition worsens we would have fewer available financial resources to repay the debentures at a later date when they mature or become due and payable upon another default under the indenture.

EFFECTIVE DATE OF SUPPLEMENTAL INDENTURE

         If the proposed amendments and waiver in the form of the supplemental indenture are approved, the effective date of these amendments and waiver will be the day that the trustee and we execute the supplemental indenture.

CONSENT REQUIRED

         Approval of the proposed amendments and the waiver of defaults requires the consent of the holders of more than 50% of the aggregate principal amount of the debentures outstanding as of the record date. If we obtain the requisite consents, we, along with the trustee, will be authorized to execute the supplemental indenture.

BOARD RECOMMENDATION

         The board of directors recommends that you consent to the approval of the proposed amendments and the waiver. Unless a contrary choice is specified, signed consent forms solicited by the board and received by the trustee will be counted as consents FOR the approval of the proposed amendments and the waiver.


                                  RISK FACTORS

         Before deciding whether to consent to the two proposals described in this consent solicitation statement, you should consider the risk factors set forth in Item 1A of our 1999 Annual Report on Form 10-K, which is included together with this consent solicitation statement.


                   INFORMATION CONCERNING CONSENT SOLICITATION

         This consent solicitation statement and related materials are being mailed to our debenture holders beginning on or about May 10, 2000. Your consent is important. A form of consent is enclosed for your use.

         YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO MARK, SIGN, DATE AND RETURN THE ENCLOSED FORM OF CONSENT IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. You may also deliver the enclosed consent form, or a facsimile thereof, to the trustee via hand delivery, overnight courier or facsimile transmission (provided a confirming copy is sent by mail). We request that the enclosed consent form be received by the trustee not later than 5:00 p.m., New York City time, on Wednesday, May 31, 2000. We reserve the right, however, in our sole discretion to extend this date as discussed in more detail below under the heading "Information Concerning Consent Solicitation--Procedures For Giving or Withholding Consents."

         Pursuant to sections 513 and 902 of the indenture, approval of each of the proposals requires the consent of the holders of more than 50% of the aggregate principal amount of the debentures outstanding as of the record date. We refer you to "Failure to Obtain Requisite Consents" for a description of our intentions if our debenture holders do not approve the proposals.

CONSENT FEE

         Registered debenture holders whose properly executed consents are received by the trustee before the end of the consent solicitation period described below and not revoked will be eligible to receive a cash payment of $10.00 for each $1,000 principal amount of the holder's debentures. This payment will be made as soon as practicable after the execution and delivery of a supplemental indenture. DEBENTURE HOLDERS WHO DO NOT TIMELY CONSENT TO THE PROPOSALS WILL NOT BE ELIGIBLE TO RECEIVE THIS PAYMENT EVEN THOUGH APPROVAL OF THE SUPPLEMENTAL INDENTURE AND THE WAIVER, IF APPROVED THROUGH THE RECEIPT OF THE REQUISITE CONSENTS, WILL BE BINDING ON THEM.

RECORD DATE

         Debenture holders of record on the record date are entitled to give or withhold their consent to the proposals described in this consent solicitation statement and to bind all successors and assigns of all or a portion of their debentures. We have fixed the close of business on April 30, 2000 as the record date for the determination of debenture holders entitled to notice of, and to give or withhold their consent to the proposals described in this consent solicitation statement. At the close of business on April 30, 2000, there was $4.0 million in principal amount of debentures outstanding held by approximately 55 holders of record. We refer you to "Beneficial Ownership of Debentures by Management and Principal Shareholders" for more information on our principal debenture holders and the ownership of debentures by members of our management.

CONSENT SOLICITATION PERIOD

         The giving or withholding of a consent will not be effective unless the consent form accompanying this consent solicitation statement is completed, dated and signed in accordance with the instructions set forth therein and received by the trustee no later than 5:00 p.m., New York City time, on May 31, 2000, unless the consent solicitation period is extended.

         We reserve the right to extend at any time and from time to time in our sole discretion the date (including on a daily basis) and time by which all consent forms must be submitted. We also reserve the right to terminate at any time and from time to time in our sole discretion the consent solicitation, whether or not the requisite consents have been obtained. We will notify you and the trustee in writing of any extension or termination.

PROCEDURES FOR GIVING OR WITHHOLDING CONSENTS

         COMPLETE CONSENT FORMS. A form of written consent is enclosed with this consent solicitation statement. If you return your consent form within the consent solicitation period and indicate on your consent form that you "Approve" a proposal, it will be counted as a consent in favor of the proposal. If you indicate on your consent form that you "Disapprove" a proposal or you "Abstain" on a proposal, it will not be counted as a consent in favor of the proposal. All consent forms that are properly completed, signed and delivered to the trustee before the end of the consent solicitation period and not properly revoked before the end of the consent solicitation period will be given effect in accordance with the specified instructions therein.

         Consent forms that are not returned to the trustee and broker "non-votes" will not be counted as a consent in favor of the proposals. A broker "non-vote" occurs when a broker, bank or other nominee holding debentures for a beneficial owner does not give or withhold its consent to a particular proposal because the nominee does not have discretionary power to give or withhold its consent to that proposal and has not received instructions from the beneficial owner.

         SIGNED CONSENT FORMS THAT DO NOT INDICATE THAT YOU "APPROVE," "DISAPPROVE" OR "ABSTAIN" FROM THE PROPOSALS WILL BE COUNTED AS CONSENTS IN FAVOR OF BOTH OF THE PROPOSALS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT.

         REGISTERED HOLDERS. Only those persons in whose name debentures were registered in the register maintained by the trustee as of the record date, or any other person who has obtained a proxy authorizing such person (or any other person claiming title by or through such person) to complete and deliver a consent form and vote the related debentures on behalf of a registered holder, will be eligible to deliver a consent form and vote with respect to the proposals described in this consent solicitation statement.

         DEBENTURES HELD IN NOMINEE'S NAME. With respect to debentures registered in the name of CEDE & Co., which is the nominee of The Depository Trust Company (commonly referred to as "DTC"), the DTC participants, who are the brokers, banks and other financial institutions that are participants in DTC, rather than DTC, must execute and deliver the consent form. Participants in other depositories should inquire of those institutions the procedure for executing consent forms in respect of the debentures registered in the name of their respective nominees. Beneficial holders whose debentures are registered in the name of DTC or other depository, must instruct their brokers or other nominees in whose name the debentures are registered to consent or withhold their consent for them.

         VALIDITY OF CONSENTS. All questions as to the validity, form, eligibility (including time and receipt) and the acceptance of consent forms and revocations of elections made on consent forms with respect to the debentures will be resolved in the first instance by us. Our determination will be binding, subject only to final review as may be prescribed by the trustee in accordance with the indenture concerning proof of execution and ownership. We reserve the absolute right to reject any or all consent forms and revocations that are not in proper form or the acceptance of which could, in the judgment of our counsel, be unlawful. We also reserve the right, subject to final review as the trustee may prescribe in accordance with the provisions of the indenture for proof of execution and ownership, to waive any irregularities or conditions of delivery as to particular consent forms or revocations of consents. Unless waived, any irregularities in connection with the deliveries must be cured within such time as we determine. Neither we, the trustee, nor any other person will be under any duty to provide notification of any such irregularities or waiver, nor shall we, the trustee or any other person incur any liability for failure to give notification. Deliveries of such consent forms or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived. Our interpretation of the terms and conditions of the consent solicitation will be final and binding.

         WHERE TO SEND CONSENT FORM. We request that if you are a registered debenture holder, you consent to both proposals described in this consent solicitation statement by completing, signing, dating and sending via first class mail, hand delivery, overnight courier, or facsimile transmission (provided a confirming copy is sent by mail) the enclosed form of consent, or a facsimile thereof, to the trustee. The trustee's address is:

        VIA FIRST CLASS MAIL OR
           OVERNIGHT COURIER           VIA REGISTERED OR CERTIFIED MAIL            IN PERSON BY HAND

Norwest Bank Minnesota, N.A.             Norwest Bank Minnesota, N.A.           Norwest Bank Minnesota, N.A.
Corporate Trust Operations               Corporate Trust Operations             Corporate Trust Services
MAC N9303-121                            MAC N9303-121                          Northstar East Building
6th and Marquette Avenue                 P.O. Box 1517                          608 Second Avenue South
Minneapolis, Minnesota  55479            Minneapolis, Minnesota  55480          12th Floor
                                                                                Minneapolis, Minnesota

                                  VIA FACSIMILE
                           (CONFIRMING COPY REQUIRED)

                                 (612) 667-4927


         If your debenture is held in the name of a broker, bank or other nominee, we request that you consent to both proposals described in this consent solicitation statement by completing, signing, dating and mailing the enclosed form of consent, or a facsimile thereof, to your broker or other nominee. Your broker or nominee will, in turn, complete, sign, date and send a form of consent to the trustee at the above address.

         WE WILL NOT BE DEEMED TO HAVE ACCEPTED ANY CONSENT UNLESS AND UNTIL THE SUPPLEMENTAL INDENTURE IS EXECUTED AND DELIVERED BY THE TRUSTEE AND US. IF THE TRUSTEE AND WE EXECUTE AND DELIVER THE SUPPLEMENTAL INDENTURE, THE PROPOSED AMENDMENTS AND WAIVER WILL BE BINDING UPON ALL HOLDERS OF OUR OUTSTANDING DEBENTURES, WHETHER OR NOT THE HOLDERS HAVE DELIVERED CONSENTS.

REVOCATION OF CONSENTS

         We encourage you to consider your decision whether to consent to the two proposals described in this consent solicitation statement carefully. Once your written consent has been received by the trustee, you may revoke it at any time until the later of:

         - 5:00 p.m., New York City time, on May 31, 2000, as extended, or

         - the time that the trustee receives from us an officer's certificate in accordance with the provisions of the indenture certifying receipt of the requisite consents.

         You may revoke your consent by:

         -        giving written notice of your revocation to the trustee; or

         - filing a revoking instrument or a duly executed consent form bearing a later date with the trustee.

         The revocation (or, if the person furnishing the revocation is not the registered holder, the irrevocable proxy), to be effective, must be executed by the registered holder of the debentures in the same manner as the name of the registered holder appears on the debentures to which the revocation relates. If a revocation is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, this person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A beneficial owner of debentures who is not the registered holder must arrange with the registered holder to execute and deliver on his, her or its behalf a revocation of any consent already given with respect to such debentures, or obtain an irrevocable proxy from the registered holder authorizing the beneficial holder to revoke his, her or its consent in accordance with the procedures described in this consent solicitation statement.

         A revocation of a consent previously furnished may only be rescinded by the execution and delivery of a properly completed and timely consent form. A person who has delivered a revocation may thereafter deliver a new consent by following one of the described procedures therefor (see "Information Concerning Consent Solicitation--Procedures for Giving or Withholding Consents") at any time on or prior to the end of the consent solicitation period.

         Prior to the execution and delivery of the supplemental indenture, we intend to consult with the trustee to determine whether it has received any revocations of consents. We reserve the right to contest the validity of any revocations. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of revocations of consents will be determined by the trustee in its sole discretion, which determination will be conclusive and binding on all interested parties, subject, however, to the obligation of the trustee to first consult with us prior to rejecting any revocation of a consent.

TRANSFERS OF DEBENTURES AFTER RECORD DATE

         Any consent form signed and dated by a registered debenture holder will bind all beneficial owners and all transferees of either registered or beneficial owners. The transfer of debentures after the record date will not have the effect of revoking the election made in any consent form previously validly given, and each consent will be counted despite the transfer of the debentures to which the consent relates, unless the procedure for revoking consents described above has been complied with.

NO DISSENTERS' RIGHTS

         Under Minnesota law, you are not entitled to any dissenters' rights with respect to the proposals.

CONSENTS EXPECTED

         We have received informal, unsolicited indications that a sufficient number of debenture holders intend to consent in order to approve both proposals.

FAILURE TO OBTAIN REQUISITE CONSENTS

         In the event the consents necessary for the approval of both proposals are not obtained prior to the end of the consent solicitation period, the supplemental indenture will not become effective and the previous defaults by us under the indenture will remain outstanding. Pursuant to section 501(3) of the indenture, these defaults will be deemed "events of default" under the indenture if they continue for a period of 30 days after the due date for filing our annual certificate regarding our audited annual financial statements with the trustee. This certificate must be filed by May 12, 2000. Therefore, an event of default will occur under the indenture as a result of our breach of section 1010 on June 11, 2000.

         If an event of default has occurred under the indenture and is continuing, the trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding debentures may, and the trustee upon request of the debenture holders of not less than 25% in principal amount of the outstanding debentures must, declare all amounts outstanding on the debentures to be immediately due and payable. In addition, the trustee and debenture holders may pursue all other remedies available under the indenture and applicable law, such as the commencement of collection actions or judicial proceedings.

OUR DISCRETION AND RESERVATION OF RIGHTS

         We reserve the right in our sole discretion:

         - to terminate the consent solicitation at any time (including after the end of the consent solicitation period) prior to the execution and delivery of the supplemental indenture by us and the trustee (whether or not the requisite consents have been received) by giving oral or written notice of such termination to the trustee;

         -        not to extend the consent solicitation period; and

         - to amend, at any time or from time to time, the terms of the consent solicitation.

         Subject to the foregoing, if the requisite consents are received (and not properly revoked) as of the end of the consent solicitation period, we presently intend to deliver to the trustee an officer's certificate in accordance with the provisions of the indenture certifying such receipt and promptly thereafter to execute and deliver the supplemental indenture.

         Any extension, termination or amendment of the solicitation will be followed as promptly as practicable either by notice delivered to registered holders or by public announcement. Without limiting the generality of the foregoing, we, in the case of any public announcement, will have no obligation to publish, advertise or otherwise disseminate any information in respect of the solicitation other than by means of issuing a release through the Dow Jones News Service.

OTHER TERMS AND CONDITIONS OF THE INDENTURE

         Except as expressly provided in the proposed amendments contained in the supplemental indenture, all other terms and conditions of the indenture will remain in full force and effect.

CONSENT SOLICITATION COSTS

         The cost of soliciting consents, including the preparation, assembly and mailing of this consent solicitation statement, the form of consent and other materials, as well as the cost of forwarding these materials to the beneficial owners of our debentures will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit consents by telephone, facsimile or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding these consent materials to the beneficial owners of our debentures.

ROLE OF TRUSTEE

         The trustee, acting as registrar of the debentures, will collect and tabulate the consents. The trustee also will provide required and optional notices to registered debenture holders in addition to its continuing to provide customary services as trustee. The trustee will not advise you concerning our request for your consent contained in this consent solicitation statement.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes certain federal income tax consequences of the adoption of the amendments to the indenture and the receipt of the consent fee by the debenture holders. This summary is based on the federal income tax law now in effect, which is subject to change, possibly retroactively. This discussion does not discuss all aspects of federal income taxation that may be relevant to particular debenture holders in light of their personal circumstances or to certain types of debenture holders subject to special treatment under the federal income tax laws (for example, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, foreign persons and entities, tax-exempt organizations, broker dealers, taxpayers subject to the alternative minimum tax and persons holding the debentures as part of a straddle, hedge or conversion transaction) and does not discuss any aspect of state, local or foreign taxation.

RECEIPT OF CONSENT FEE

         We believe that the consent fee payable in cash in the amount of $10.00 per $1,000 principal amount of a holder's debentures (for those holders who submit a timely and duly executed consent) may be treated as the payment of a "fee" for federal income tax purposes, in consideration for consenting to the proposals. Accordingly, under this treatment a debenture holder would be required to include the consent fee in ordinary income, for federal income tax purposes, in the taxable year in which the consent fee is accrued or received in accordance with the holder's regular method of tax accounting. Alternatively, it may be possible to treat the consent fee as (1) consideration received in the deemed exchange described below, or (2) a non-taxable recovery of a portion of the holder's tax basis in a debenture. Debenture holders are urged to consult their tax advisors regarding the federal income tax consequences of their receipt of the consent fee.

ADOPTION OF PROPOSALS

         The Federal income tax consequences to consenting and non-consenting debenture holders of adoption of the proposals will depend, in each case, on whether a constructive exchange of debentures is deemed to have occurred. Under the Treasury Regulations governing such constructive exchanges, the adoption of the proposals will constitute a "modification" of the debentures. If that modification is "significant" within the meaning of the regulations, it will result in a deemed exchange; if it is not "significant," it will not result in an exchange. The regulations provide that a modification that changes the yield on an instrument is a significant modification if the annual yield on the modified instrument varies from that of the original instrument by more than the greater of 25 basis points or 5% of the annual yield of the unmodified instrument. For purposes of computing the increase in yield, the issue price of the unmodified debt instrument is reduced by the consent fee paid, where applicable. Because the proposed interest rate increase of 1.5%, by itself, or in conjunction with the consent fee payable to certain holders, causes an increase in yield of more than 5% of the current annual yield of the debentures and more than 25 basis points, we believe that this increase will constitute a significant modification resulting in a deemed exchange of new debt instruments (and the consent fee) for outstanding debt instruments, referred to in the discussion below as "old debentures."

     CONSENTING HOLDERS

         We believe that the consent fee and increased interest rate will be considered a significant modification of the terms of the outstanding debentures, because the payments will have the effect of increasing the yield to maturity of the outstanding debentures by more than the greater of 25 basis points or 5% of the annual yield of the unmodified debentures, and therefore would result in the outstanding debentures held by consenting holders being constructively exchanged for "new" debentures. The issue price of the new debentures will depend upon whether the new debentures or the old debentures are considered to be "traded on an established securities market" or are otherwise "publicly traded" within the meaning of Treasury Regulation
Section 1.1273-2(f). If, as we anticipate, neither the new debentures nor the old debentures are considered to be publicly traded, the issue price of the new debentures will be their stated principal amount, unless the new debentures are considered to be issued in a "potentially abusive situation," as defined in the regulations, in which case their issue price would be the fair market value of the debentures. However, if, contrary to our expectation, either the new debentures or the old debentures are considered to be publicly traded either 30 days before or after the effective date of the modification to the indenture, the issue price of the new debentures would be (1) their trading price on the date of modification, if the new debentures are publicly traded, or (2) the trading price of the old debentures. If publicly traded status is determined, the issue price of the new debentures could be less than their stated principal amount.

         Where consenting holders are treated as constructively exchanging old debentures for new debentures, the tax consequences to holders will depend upon whether such deemed exchange is determined to constitute a "recapitalization." Recapitalization treatment is unclear primarily because it is unclear whether the old debentures and the new debentures would be considered "securities" for federal income tax purposes under the rules governing tax-free reorganizations and recapitalizations. We believe that the new debentures are not likely to be treated as "securities" under such rules so recapitalization treatment is not anticipated.

         If the deemed exchange is determined not to be a recapitalization, as is expected, consenting holders will recognize gain or loss equal to the difference between (1) the sum of (a) the issue price of the new debentures and
(b) the consent fee received (if such amount is deemed additional consideration for the debentures), and (2) the holder's adjusted tax basis in the old debentures. Except to the extent treated as ordinary income under the market discount rules, or to the extent the exchange represents the payment of accrued interest to a holder, any such gain or loss will be short-term capital gain or loss, since the old debentures will have been held for less than one year. A holder's holding period for the new debentures will not include the period during which the old debentures were held.

         In addition, if holders are regarded as exchanging old debentures for new debentures in a taxable transaction, holders could be required to report (over the term of the new debentures) original issue discount income, determined as the excess of (1) the stated redemption price at maturity of the new debentures over (2) their issue price. Special rules pertaining to acquisition premium, bond premium and market discount may also apply. Further, if the new debentures constitute "applicable high yield discount obligations," our interest deduction with respect to original issue discount would be deferred and possibly denied in part.

         If such deemed exchange were determined to be a recapitalization, which is not expected, the consent fee received by consenting holders would likely be treated as additional consideration for the old debentures in such recapitalization, and, in that event, consenting holders would recognize gain (but not loss) to the extent of the lesser of (1) the amount of the consent fee received and (2) the gain realized on the deemed exchange. The amount of gain realized on the deemed exchange would equal the excess of (a) the sum of the consent fee received and the issue price of the new debentures, over (b) such holder's adjusted tax basis in the old debentures. Except to the extent treated as ordinary income under certain rules pertaining to market discount, or to the extent the exchange represents the payment of accrued interest to a holder, any such gain would be short-term capital gain, since the old debentures would have been held for less than one year. A holder's holding period for the new debentures would include the period during which the old debentures were held.

      NON-CONSENTING HOLDERS

         As stated above, the modification to the yield of the old debentures, irrespective of the consent fee payment, as contemplated by the proposed amendment to the indenture is expected to constitute a "significant" modification of the old debentures, with the result that non-consenting holders will also likely be deemed to have constructively exchanged their old debentures for new debentures, with the issue price of the new debentures determined in the manner described above. We refer you to the discussion under the heading "--Adoption of Proposals--Consenting Holders."

         In the event that non-consenting holders are treated as exchanging old debentures for new debentures, the tax consequences to such holders will depend on whether such deemed exchange is treated as a recapitalization, as described above. If, as is expected, such deemed exchange is determined not to be a recapitalization, non-consenting holders will recognize gain or loss equal to the difference between (1) the issue price of the new debentures, and (2) the holder's adjusted tax basis in the old debentures. Except to the extent treated as ordinary income under the market discount rules, or to the extent the exchange represents the payment of accrued interest to a holder, any such gain or loss will be short-term capital gain or loss, since the old debentures will have been held for less than one year. A holder's holding period for the new debentures will not include the period during which the old debentures were held.

         In addition, if non-consenting holders are regarded as exchanging old debentures for new debentures in a taxable transaction, such holders could be required to report original issue discount income (over the term of the new debentures) determined in the manner set forth above.

         If such deemed exchange were determined to be a recapitalization, non-consenting holders would recognize no gain or loss and the holding period of the new debentures would include the period during which the debentures were held.

CANCELLATION OF INDEBTEDNESS INCOME

         If holders are regarded as constructively exchanging old debentures for new debentures, we will likely recognize cancellation of indebtedness income to the extent of any excess of the adjusted issue price of the old debentures over the sum of (1) the issue price of the new debentures and (2) possibly, the amount of any consent fee paid by us. We anticipate having sufficient net operating loss carryovers to offset any such cancellation of indebtedness income for regular income tax purposes.

BACKUP WITHHOLDING

         Certain noncorporate holders may be subject to backup withholding at the rate of 31% with respect to the consent fee. Generally, backup withholding is applied only when:

         - the taxpayer (1) fails to furnish or certify its correct taxpayer identification number to the payer in the manner required, or (2) under certain circumstances, fails to certify that it has not been notified by the IRS that it is subject to backup withholding for failure to report certain payments; or

         - the IRS has notified the payor that the taxpayer identification number furnished by the taxpayer is incorrect or has otherwise notified the payor that backup withholding is required.

      Amounts withheld under the backup withholding rules will be allowed as a credit against a holder's federal income tax liability, provided that such holder furnishes the required information to the IRS, and amounts overwithheld may be refunded if a timely return is filed.


                  INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS

         Except as described below, our directors and executive officers have no substantial interest, direct or indirect, by security holdings or otherwise, in the approval or disapproval of the proposals described in this consent solicitation statement, except as holders of our common stock generally. The approval of the two proposals is anticipated to affect positively the interests of our company generally and the interests of the holders of our common stock.


         In connection with our credit agreement with Fleet Retail Finance, Yale
T. Dolginow, our Chairman of the Board, President and Chief Executive Officer, obtained an irrevocable standby letter of credit from Norwest Bank Minnesota, National Association in an amount of $1.2 million in March 2000 to guarantee the payment of up to $1.2 million in excess of our borrowing base we borrow under the credit agreement. So long as there is a default under our indenture, Mr. Dolginow is unable to release himself from this obligation.


                           PRINCIPAL DEBENTURE HOLDERS

         None of our directors or executive officers beneficially owned any debentures as of April 1, 2000. To our knowledge, there are no debenture holders that beneficially owned five percent or more of the aggregate principal amount of debentures outstanding as of April 1, 2000. We rely on the fact that neither a Schedule 13D nor a Schedule 13G has been filed with respect to the debentures by any beneficial holder.

                       BENEFICIAL OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

         The following table sets forth information regarding the beneficial ownership of our common stock as of March 1, 2000 by each of: (1) the persons we know own five percent or more of our common stock; (2) our directors; (3) our executive officers who are required to be named in our Summary Compensation Table in our proxy statement in connection with our annual meeting of shareholders; and (4) all of our directors and executive officers as a group. The address for all of our executive officers and directors is 7630 Excelsior Boulevard, Minneapolis, Minnesota 55426.

                                                                                      SHARES OF COMMON STOCK
                                                                                      BENEFICIALLY OWNED (1)
                                                                             ----------------------------------------
                                                                                                      PERCENT OF
NAME                                                                               AMOUNT              CLASS (2)
----                                                                         -------------------  -------------------

Yale T. Dolginow..........................................................        1,917,443  (3)         41.3%

Arthur H. Cobb............................................................           11,417  (4)           *

Diane C. Dolginow ........................................................                0  (5)           *

Marvin W. Goldstein.......................................................           20,417  (4)           *

Jeffrey S. Halpern........................................................           10,417  (4)           *

Martin A. Mayer ..........................................................           53,740  (6)         1.2%

Brent D. Schlosser........................................................          286,375  (7)         6.2%

Cheryl W. Newell..........................................................           20,000  (8)           *

Steven R. Anderson........................................................            7,967  (9)           *

Steven P. Durst...........................................................           11,200 (10)           *

Wellington Management Company LLP
75 State Street
Boston, Massachusetts 02109...............................................          444,900 (11)         9.6%

All current directors and executive officers as a group (9 persons) ......        2,059,599 (12)         44.2%
-----------------
* Less than 1% of the outstanding shares.

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by that person or group. Unless otherwise noted, individuals or entities possessing sole voting and investment power with respect to shares of common stock hold all of the shares shown.

(2) Calculated based on 4,639,475 shares of common stock outstanding as of March 1, 2000 plus the amount the person may have the right to acquire within 60 days.

(3) Includes 300,000 shares owned individually by Mr. Dolginow's three daughters (100,000 shares each) for which Mr. Dolginow claims beneficial ownership and includes 1,000 shares held in trust for one of Mr. Dolginow's daughters.

(4) Includes options to purchase 10,417 shares of common stock exercisable within 60 days.

(5) Does not include shares beneficially owned by Yale T. Dolginow, Ms. Dolginow's husband.

(6) Includes options to purchase 48,740 shares of common stock exercisable within 60 days, of which 38,323 shares represent shares issuable upon exercise of a stock option granted to Mr. Mayer by Mr. Dolginow.

(7)    Mr. Schlosser resigned from our company in December 1999.

(8) Includes options to purchase 17,000 shares of common stock exercisable within 60 days.

(9) Includes options to purchase 7,467 shares of common stock exercisable within 60 days.

(10) Includes options to purchase 11,200 shares of common stock exercisable within 60 days.

(11) Based solely on a Schedule 13G dated December 31, 1999, reporting beneficial ownership of 444,900 shares of common stock held by Wellington Management Company, LLP, as an investment adviser, which are all held of record by clients of Wellington Management Company. Wellington Management Company has shared voting power over 219,900 shares and shared dispositive power over 444,900 shares.

(12) Includes options to purchase 115,656 shares of common stock exercisable within 60 days.


                   WHERE YOU CAN GO FOR ADDITIONAL INFORMATION

         Requests for information concerning this consent solicitation and the procedures for giving or withholding your consent to the two proposals described in this consent solicitation statement should be directed to us or to the trustee.

         For further information, please contact:

         Ms. Cheryl W. Newell
         Vice President and Chief Financial Officer
         Paper Warehouse, Inc.
         7630 Excelsior Boulevard
         Minneapolis, Minnesota 55426
         Telephone:  (952) 936-1000
         Facsimile:  (952) 936-9800

         For further information from the trustee, please contact:

         Norwest Bank Minnesota, N.A.
         Corporate Trust Services
         MAC N903-120
         Sixth and Marquette
         Minneapolis, Minnesota 55479
         Attn:  Jane W. Schweiger
         Telephone No.: (612) 667-2344
         Facsimile No:  (612) 667-9825
         E-mail:  Jane.Y.Schweiger@Norwest.com

         The delivery of this consent solicitation statement will not under any circumstances create any implication that the information contained in this consent solicitation statement is correct as of any time subsequent to the date hereof or that there has been no change in this information or in the affairs of our company since the date hereof.

         No person has been authorized to give any information or make any representations in connection with the solicitation other than as expressly set forth in this consent solicitation statement. Any information or representation not set forth in this consent solicitation statement or in a supplement hereto is not authorized and should not be relied upon.

                            -------------------------

         YOUR CONSENT IS IMPORTANT. Please consent to the two proposals described in this consent solicitation statement by marking, signing, dating and promptly returning the enclosed consent form in the envelope provided. No postage is required for mailing in the United States. You may also deliver the enclosed consent form, or a facsimile thereof, to the trustee via hand delivery, overnight courier or facsimile transmission (provided a confirming copy is sent by mail).

         We thank you in advance for your consideration of this request and your prompt return of your consent form.

                                          By Order of the Board of Directors

                                          PAPER WAREHOUSE, INC.



                                          Yale T. Dolginow
                                          CHAIRMAN OF THE BOARD,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER
May 10, 2000
Minneapolis, Minnesota

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. --Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------------------------------------
                                     GIVE THE NAME AND
FOR THIS TYPE OF ACCOUNT:            SOCIAL SECURITY
                                     NUMBER OF--
---------------------------------------------------------------------------

1.   An individual's account         The individual

2.   Two or more individuals         The actual owner of the account or,
     (joint account)                 if combined funds, the first
                                     individual on the account (1) (6)

3.   Husband and wife (joint         The actual owner of the account or,
     account)                        if joint funds,the first individual
                                     on the account (1)

4.   Custodian account of a minor    The minor (2)
     (Uniform Gift to Minors Act)

5.   Adult and minor (Joint          The adult or, if the minor is the
     account)                        only contributor, the minor (1)

6.   Account in the name of          The ward, minor, or incompetent
     guardian or committee for a     person (3)
     designated ward, minor, or
     incompetent person

7.   a.  The usual revocable         The grantor-trustee (1)
         savings trust account
         (grantor is also trustee)

     b.  So-called trust account     The actual owner (1)
         that is not a legal or
         valid trust under State
         law

8.   Sole proprietorship             The owner (4)

---------------------------------------------------------------------------
                                     GIVE THE NAME AND EMPLOYER
FOR THIS TYPE OF ACCOUNT:            IDENTIFICATION
                                     NUMBER OF--
---------------------------------------------------------------------------

9.   Sole proprietorship             The owner (4)

10.  A valid trust, estate, or       The legal entity (do not furnish the
     pension trust                   identifying number of the personal
                                     representative or trustee unless the
                                     legal entity itself is not designated
                                     in the account title) (5)

11.  Corporate account               The corporation

12.  Association, club, religious,   The organization
     charitable, educational, or
     other tax-exempt
     organization account

13.  Partnership account             The partnership

14.  A broker or registered          The broker or nominee
     nominee

15.  Account with the                The public entity
     Department of Agriculture in
     the name of a public entity
     (such as a State or local
     government, school district,
     or prison) that receives
     agricultural program
     payments

---------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the individual name of the owner, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one).

(5)  List first and circle the name of the legal trust, estate or pension trust.

(6) If joint foreign payees, every foreign payee must provide an applicable version of Form W-8, certifying their foreign status, or a joint payee who has not established foreign status must provide a taxpayer identification number on Form W-9, which number must be used for purposes of backup withholding and information reporting.

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. Certain resident aliens may request an individual taxpayer identification number on Form W-7.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

    - An organization exempt from tax under section 501(a), or an individual retirement plan or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

    -   The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    -   An international organization or any agency or instrumentality thereof.

Other payees that may be exempt from backup withholding depending on the type of payment include the following:

    -   A corporation.

    -   A financial institution.

    - A dealer in securities or commodities required to register in the U.S., the District of Columbia, or a possession of the U.S.

    -   A real estate investment trust.

    - A futures commission merchant registered with the Commodity Futures Trading Commission.

    -   A common trust fund operated by a bank under Section 584(a).

    - A trust exempt from tax under Section 664, or a non-exempt trust described in Section 4947(a)(1).

    - An entity registered at all times under the Investment Company Act of 1940.

    -   A foreign central bank of issue.

    -   A middleman known in the investment community as a nominee or custodian.

Payments of dividends and patronage dividends not generally subject to backup witholding include the following:

    -   Payments to nonresident aliens subject to withholding under section
        1441.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

    -   Payments of patronage dividends not paid in money.

    -   Payments made by certain foreign organizations.

    -   Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

    -   Payments described in Section 6049(b)(5) to non-resident aliens.

    -   Payments on tax-free covenant bonds under Section 1451.

    -   Payments made by certain foreign organizations.

    -   Mortgage or student loan interest paid to you.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, BROKER PAYMENTS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

     Certain payments, other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Code sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N, and their regulations.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer.
Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. --If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.

                                                                      APPENDIX A

                          FIRST SUPPLEMENTAL INDENTURE

         THIS FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental Indenture") is made and entered into as of ___________ ___, 2000 between Paper Warehouse, Inc., a Minnesota corporation (the "Company"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee").

                                    RECITALS

               WHEREAS, the parties hereto have entered into that certain Indenture dated as of July 20, 1999 (as amended, supplemented or modified from time to time, the "Original Indenture") pursuant to which the Company issued its 9% Convertible Subordinated Debentures Due September 15, 2005 (the "Debentures") in the original principal amount of $4,000,000.

               WHEREAS, the Company requested that the holders of the Debentures consent to the amendment of certain provisions of the Original Indenture.

               WHEREAS, pursuant to Section 902 of the Original Indenture, the holders of not less than a majority of the aggregate principal amount of the outstanding Debentures have consented to the aforementioned amendments as more fully set forth herein.

               WHEREAS, the Company requested that the holders of the Debentures waive any and all defaults, including any Events of Default, that currently exist under the Original Indenture as a result of the Company's breach of the net worth covenant in Section 1010 of the Original Indenture and the Company's breach of any other covenants incorporating the definition of "consolidated tangible net worth", and the consequences of these defaults.

               WHEREAS, pursuant to Section 513 of the Original Indenture, the holders of not less than a majority of the aggregate principal amount of the outstanding Debentures have waived any and all defaults, including any Events of Default, that currently exist under the Original Indenture as a result of the Company's breach of the net worth covenant in Section 1010 of the Original Indenture, and the Company's breach of any other covenants incorporating the definition of "consolidated tangible net worth", and the consequences of these defaults, as more fully set forth herein.

               WHEREAS, in order to effectuate the aforementioned amendments and formalize the aforementioned waiver, the parties hereto desire to amend the Original Indenture as set forth below and enter into this Supplemental Indenture.

               NOW THEREFORE, the parties hereto, intending to be legally bound, and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby amend the Original Indenture and further agree as set forth below:

         Section 1. DEFINITIONS. All terms capitalized but not otherwise defined in this First Supplemental Indenture shall have the meanings assigned to such terms in the Original Indenture.

         Section 2. EFFECT OF THIS FIRST SUPPLEMENTAL INDENTURE.

         (A) Except as expressly supplemented or amended by this First Supplemental Indenture, all of the terms and provisions of the Original Indenture shall remain in full force and effect.

         (B) To the extent of any inconsistency between the terms and provisions of this First Supplemental Indenture and the terms and provisions of the Original Indenture, this First Supplemental Indenture shall control.

         (C) This First Supplemental Indenture shall take effect as of the date hereof.

         (D) The rules of construction stated in Section 1.01 of the Original Indenture shall apply to this First Supplemental Indenture.

         Section 3. AMENDMENT TO REPLACE DEFINITION OF CONSOLIDATED TANGIBLE NET WORTH. The definition of the term "Consolidated Tangible Net Worth" shall be replaced in its entirety to read as follows:

         "Consolidated Net Worth" means, with respect to any Person at any date of determination, the Consolidated stockholders' equity represented by the shares of such Person's capitalized stock outstanding as such date, as determined on a Consolidated basis in accordance with GAAP.

         Section 4. AMENDMENT TO SECTION 1007(3). Section 1007(3) of the Original Indenture shall be amended and restated in its entirety to read as follows:

         (3) Indebtedness (plus interest, premium, fees and other obligations associated therewith) that, immediately after giving PRO FORMA effect to the incurrence thereof, (i) does not cause the ratio of the sum of the Long Term Debt portion of the Capitalized Lease Obligations plus Long-Term Debt to Consolidated Net Worth to exceed 2.75:1 and (ii) does not cause the ratio of Total Liabilities to Consolidated Net Worth to exceed 5:1; or

         Section 5. AMENDMENT TO SECTION 1010. Section 1010 of the Original Indenture shall be amended and restated in its entirety to read as follows:

         The Company will at all times during the term of the Debentures keep and maintain Consolidated Net Worth at an amount not less than Seven Million Dollars ($7,000,000) plus 50% of the positive Consolidated Net Income earned after January 29, 1999.

         Section 6. AMENDMENT TO SECTION 301. The first sentence of the first paragraph of Section 301 of the Original Indenture shall be amended and restated in its entirety to read as follows:

         The Debentures shall be known and designated as the Convertible Subordinated Debentures due September 15, 2005 of the Company.

         Section 7. AMENDMENT TO SECTION 301. The last sentence of the first paragraph of Section 301 of the Original Indenture shall be amended and restated in its entirety to read as follows:

         The Maturity of the Debentures shall be September 15, 2005, and each Debenture shall bear interest at the rate of 9.00% per annum through September 15, 2000 and 10.5% thereafter on the outstanding balance, until the principal thereof is paid or made available for payment.

         Section 8. AMENDMENT TO DEFINITION OF DEBENTURES. The definition of the term "Debentures" shall be amended and restated in its entirety to read as follows:

         "Debentures" means the Convertible Subordinated Debentures due September 15, 2005 issued pursuant to this Indenture.

         Section 9. REFERENCES TO DEBENTURES AND INTEREST RATE. All references in the Original Indenture and in the Debentures to the term "Debentures" shall hereafter be deemed to refer to the Convertible Subordinated Debentures due September 15, 2005, and all references in the Original Indenture and in the Debentures to the interest rate of the Debentures shall be deemed to refer to an interest rate of 9.0% through September 15, 2000 and 10.5% thereafter.

         Section 10. AMENDMENT TO FORM OF DEBENTURE. All references in Section 202 of the Original Indenture regarding the Form of the Face of the Debentures and in Section 203 of the Original Indenture regarding the Form of the Reverse Side of Debentures to the term "Debentures" shall hereafter be deemed to refer to the Convertible Subordinated Debentures due September 15, 2005 and all references therein to the interest rate of the Debentures shall be deemed to refer to an interest rate of 9.0% through September 15, 2000 and 10.5% thereafter.

         Section 11. LIMITED WAIVER. Pursuant to Section 513 of the Original Indenture, any and all defaults, including any Events of Default, that currently exist under the Original Indenture as a result of the Company's breach of the net worth covenant in Section 1010 of the Original Indenture and the Company's breach of any other covenants incorporating the definition of "consolidated tangible net worth", and the consequences of these defaults, are hereby waived, and shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture. This waiver is limited to this request and shall not be deemed or construed to be a consent to any future action or extend as a waiver to any subsequent default or impair any right consequent thereon.

         Section 12. REFERENCES TO INDENTURE. All references in the Original Indenture to the Indenture and/or to the term "Indenture" shall hereafter be deemed to refer to the Indenture as amended by this Supplemental Indenture and as may be further amended, modified, restated or replaced from time to time.

         Section 13. OTHER TERMS IN FULL FORCE AND EFFECT. Except as expressly so amended, the Indenture shall remain unmodified and in full force and effect.

         Section 14. COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed as of the day and year first above written.


COMPANY:                                    PAPER WAREHOUSE, INC.


                                            By:
                                               -------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------

TRUSTEE:                                    NORWEST BANK MINNESOTA,
                                             NATIONAL ASSOCIATION


                                            By:
                                               -------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------

                                                                      APPENDIX B

                      SECTION 513 AND 902 OF THE INDENTURE

SECTION 513.     WAIVER OF PAST DEFAULTS.

         The Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures may on behalf of the Holders of all the Debentures waive any past default hereunder and its consequences, provided that a default in the payment of the principal of, premium, if any, or interest on any Debenture, or in respect of certain other covenants or provisions hereof cannot be modified or amended except as set forth in Section 902 hereof.

         Upon any such waiver, such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 902.     SUPPLEMENTAL INDENTURES WITH CONSENT OF DEBENTUREHOLDERS.

         With the consent of the Holders of not less than a majority aggregate principal amount of the Outstanding Debentures, by Act of such Debentureholders delivered to the Company and the Trustee, the Company, when authorized by a Company Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Debentureholders under this Indenture, provided that without the consent of the Holder of each Outstanding Debenture affected thereby, no such supplemental indenture shall,

         (1) change the Stated Maturity of the principal of, or any installment of interest on, any Debenture, or any premium payable on the redemption thereof, or reduce the principal amount thereof or the rate of interest thereon, or change the place of payment where, or the coin or currency in which, any Debenture or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

         (2) reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Debentureholders is required for any such supplemental indenture, or the consent of whose Debentureholders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

         (3) modify any of the provisions of this Section, Section 513, or
Section 1011, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture affected thereby, or

         (4) modify any of the provisions of this Indenture relating to the subordination of the Debentures in a manner adverse to the Debentureholders, or

         (5) modify any of the provisions of Article Eleven, Article Twelve or Article Thirteen.

         It shall not be necessary for any Act of Debentureholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                              PAPER WAREHOUSE, INC.

                          DEBENTURE HOLDER CONSENT FORM
         THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, representing all of the 9% Convertible Subordinated Debentures due September 15, 2005 held of record by the undersigned on April 30, 2000, indicates below whether the undersigned consents to the following proposals.

         1. TO APPROVE THE FIRST SUPPLEMENTAL INDENTURE TO THE INDENTURE DATED JULY 20, 1999 BETWEEN PAPER WAREHOUSE, INC., AS ISSUER AND NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, AS TRUSTEE.

                  / /    FOR          / /    AGAINST             / /    ABSTAIN


         2. TO WAIVE ANY AND ALL DEFAULTS, INCLUDING ANY EVENTS OF DEFAULT AS DEFINED IN THE INDENTURE, THAT CURRENTLY EXIST UNDER THE INDENTURE AS A RESULT OF OUR BREACH OF THE NET WORTH COVENANT AND OUR BREACH OF ANY OTHER COVENANTS INCORPORATING THE DEFINITION OF "CONSOLIDATED TANGIBLE NET WORTH", AND THE CONSEQUENCES OF THESE DEFAULTS.

                  / /    FOR          / /    AGAINST             / /    ABSTAIN

         This consent form, when properly executed, will be given effect in the manner directed herein by the undersigned debenture holder. If no direction is made, this consent form will be counted as a consent in favor of proposals 1 and 2 above. Neither proposal will be approved unless BOTH proposals are approved.

         Please sign exactly as name appears below. When joint tenants hold shares, both joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   Dated:             , 2000
                                         -------------


                                   -----------------------------------
                                   Signature


                                   -----------------------------------
                                   Print Name


                                   -----------------------------------
                                   Signature if held jointly


                                   -----------------------------------
                                   Print Name

PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT FORM PROMPTLY USING THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY ALSO DELIVER THE ENCLOSED CONSENT FORM, OR A FACSIMILE THEREOF, TO THE TRUSTEE VIA HAND DELIVERY, OVERNIGHT COURIER OR FACSIMILE TRANSMISSION (PROVIDED A CONFIRMING COPY IS SENT BY MAIL). THE TRUSTEE MUST RECEIVE CONSENT FORMS BY 5:00 P.M. NEW YORK CITY TIME, ON OR BEFORE MAY 31, 2000, UNLESS THE DEADLINE IS EXTENDED.

                              PAYMENT INSTRUCTIONS


         Registered debenture holders whose properly executed consents are received by the trustee before the end of the consent solicitation period described in the consent solicitation statement and not revoked will be eligible to receive a cash payment of $10.00 for each $1,000 principal amount of the holder's debentures. This payment will be made as soon as practicable after the execution and delivery of a supplemental indenture. DEBENTURE HOLDERS WHO DO NOT TIMELY CONSENT TO THE PROPOSALS WILL NOT BE ELIGIBLE TO RECEIVE THIS PAYMENT EVEN THOUGH APPROVAL OF THE SUPPLEMENTAL INDENTURE AND THE WAIVER, IF APPROVED THROUGH THE RECEIPT OF THE REQUISITE CONSENTS, WILL BE BINDING ON THEM.

         The consent fee described above will be paid by the trustee, on our behalf, by delivery of a check to the holder at its address as it appears on the records of the trustee as of the record date. If you desire the consent fee to be sent otherwise, please so indicate below:

-------------------------------------------------------------------------------
                          SPECIAL PAYMENT INSTRUCTIONS

   To be completed ONLY if the check for the consent fee is to be issued in the name of someone other than the registered holder of the debentures.

Issue checks to:

Name
    ----------------------------------------------------

    ----------------------------------------------------
                      (Please print)


Address
       -------------------------------------------------

       -------------------------------------------------
                        (Include zip code)

--------------------------------------------------------
    (Taxpayer Identification or Social Security No.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                          SPECIAL DELIVERY INSTRUCTIONS

   To be completed ONLY if the check for the consent fee is to be sent to someone other than the registered holder of the debentures at any address other than that shown on the records of the trustee as of the record date.

Mail check to:

Name
    ----------------------------------------------------

    ----------------------------------------------------
                      (Please print)


Address
       -------------------------------------------------

       -------------------------------------------------
                        (Include zip code)
----------------------------------------
    (Taxpayer Identification or Social Security No.)
---------------------------------------------------------
-------------------------------------------------------------------------------

                            IMPORTANT TAX INFORMATION


         Under federal income tax laws, Paper Warehouse may be required to withhold 31% of the amount of any payment made to our debenture holders pursuant to the consent solicitation. In order to avoid such backup withholding, each debenture holder must provide the correct taxpayer identification number ("TIN") by completing the Substitute Form W-9 set forth below or, in the case of certain foreign persons, a properly completed applicable Form W-8. If you are an individual, the TIN is your social security number. If you are a business or other entity, your TIN is your employer identification number. If we are not provided with the correct TIN or properly completed Form W-9, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to you pursuant to the consent solicitation may be subject to backup withholding. For foreign persons, an applicable Form W-8 can be obtained from the trustee. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

         If federal backup withholding applies, we are required to withhold 31% of any payments made to you. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of the tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

PURPOSE OF SUBSTITUTE FORM W-9 AND FORM W-8

         To avoid backup withholding, you are required to notify us of your correct TIN by completing the Substitute Form W-9 below certifying that the TIN provided on such Substitute Form W-9 is correct and that (1) you are exempt from backup withholding; or (2) you have not been notified by the Internal Revenue Service that you are subject to backup withholding as a result of failure to report all interest or dividends; or (3) the Internal Revenue Service has notified you that you are no longer subject to backup withholding. Foreign shareholders must submit a properly completed applicable Form W-8 (either Form W-8BEN, W-8ECI or W-8IMY, as applicable) in order to avoid the applicable backup withholding; provided, however, that backup withholding will not apply to foreign shareholders subject to 30% (or lower treaty rate) withholding on gross payments received pursuant to the offer. An applicable Form W-8 is available upon request to the trustee.

WHAT NUMBER TO GIVE US

         The shareholder is required to give us the social security number or employer identification number of the registered owner of the debentures. If the debentures are in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

                                    PAYER'S NAME: NORWEST BANK MINNESOTA, N.A.

------------------------------------------------------------------------------- --------------------------------------

SUBSTITUTE                               PART 1-PLEASE PROVIDE YOUR TIN IN      TIN
FORM W-9                                 THE BOX AT RIGHT AND CERTIFY BY           -----------------------------------
                                         SIGNING AND DATING BELOW.                    Social Security Number or
                                                                                    Employer Identification Number

---------------------------------------- -------------------------------------- --------------------------------------
DEPARTMENT OF THE TREASURY                NAME (Please Print)
INTERNAL REVENUE SERVICE                                                                         PART 2
                                                                                               Awaiting
                                                                                                 TIN
                                         -------------------------------------- --------         / /
                                         ADDRESS

                                         -------------------------------------- --------
                                         CITY             STATE        ZIP CODE

                                         -------------------------------------- --------------------------------------

PAYOR'S REQUEST FOR                      PART 3-CERTIFICATION-UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT (1) the number shown
TAXPAYER IDENTIFICATION                  on this form is my correct taxpayer identification number (or a TIN has not been issued to
NUMBER (TIN) AND                         me but I have mailed or delivered an application to receive a TIN or intend to do so in
CERTIFICATION                            the near future), (2) I am not subject to backup withholding either because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (the
                                        "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (3) all other information provided on this form is true, correct and complete.

                                         SIGNATURE                                    DATE
                                                  --------------------------------        ----------------------------------
                                         You must cross out item (2) above if the IRS has notified you that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

-------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE CONSENT SOLICITATION. PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" FOR ADDITIONAL DETAILS. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 2 OF THE SUBSTITUTE FORM W-9.

-------------------------------------------------------------------------------

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

         I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all payments of the purchase price made to me thereafter will be withheld until I provide a number.

Signature                                   Date:                     , 2000
         -------------------------------         ---------------------

-------------------------------------------------------------------------------


                                       3